UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2011
SunSi Energies Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-145910	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Main Street, Suite 309 Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  646-205-0291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Jason Williams as Chief Financial Officer.

Effective October 17, 2011, the Board of Directors of the Company (“Board”) appointed Jason Williams as the Company’s Chief Financial Officer.

Mr. Williams, age 37, most recently was President of WM Consulting LLC, a business advisory firm from August 2010 to the present. Mr. Williams has significant financial and operational experience with publicly traded companies, most recently Protective Products of America, Inc., where he served as Vice President and Chief Financial Officer from May 2008 to March 2010. As Corporate Controller and Director of Reporting & Analysis from July 2002 to August 2007 at PharmaNet Development Group, Inc., a NASDAQ–listed company, he was an integral part of the management team that facilitated a tenfold increase in revenue and a market capitalization rise from $150 million to $800 million during a three year period. His early career experience includes positions of increasing responsibility at Patagon.com, Inc., vFinance, Inc. and BISYS Regulatory Services.  He holds a Bachelor of Science from Florida Atlantic University.

On October 17, 2011, the Company entered into an agreement with Mr. Williams that covered the terms on which he would join the Company (the "Agreement"). The Agreement is for a three year term for which the material financial terms are (1) an annual salary of $60,000; (2) restricted stock award bonuses in amounts to be determined for the following events (i) when the Company has completed  $30mm in gross cumulative financing; (ii) when the Company has achieved 100,000 MT per year of production of TCS; (iii) when the Company has achieved 140,000 MT per year of production of TCS; and (iv) when the Company has reached $150mm per year in consolidated annual revenue; and (3) pre-approved expense reimbursement.

The Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Departure of David Natan as Chief Financial Officer

In connection with Mr. Williams’ appointment as Chief Financial Officer, David Natan has resigned this position as of October 17, 2011.  The Company owes no payments or severance to Mr. Natan in connection with this resignation. Mr. Natan remains as the Company’s Chief Executive Officer and Director.

Election of David Vanderhorst as Director

Effective October 17, 2011, the Board elected David Vanderhorst to serve as a director of the Company, filling a vacancy on the Board. The Company has determined that Mr. Vanderhorst is an “independent director” as defined by NASDAQ Rule 5605(a)(2).

The Board appointed Mr. Vanderhorst to serve on its (i) Audit Committee, as its Chairman and “audit committee financial expert” as defined by Item 4.07(d)(5) of SEC Regulation S-K, and (ii) Nominating, Compensation and Corporate Governance Committee.

Mr. Vanderhorst will receive the Company’s standard independent director compensation arrangement, consisting of: (a) a quarterly retainer of restricted shares of SunSi common stock equivalent to $8,000 USD for each quarter of service completed calculated based upon the weighted average share price, calculated using the closing share of SunSi’s common shares for the last 10 trading days at of the end of each SunSi fiscal quarter; (b) a fee of $500 for each Board and Committee meeting in which Director participates, either in person or by teleconference, and $1,500 for an in-person board meeting requiring attendance for longer than four hours; and (c) reimburse Director for all documented, reasonable, out-of-pocket expenses incurred in connection with the performance of Director’s duties.  Mr. Vanderhorst has entered into our standard Independent Directors Agreement with the Company, a form of which is attached hereto as Exhibit 10.2.

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Mr. Vanderhorst, age 46, has served as Chief Financial Officer of Taitron Components, Inc., a NASDAQ-listed semiconductor distribution and engineering services company with offices and operations in the U.S., Mexico, and China, since May 2008, ad Secretary since 2002. Prior to this, Mr. Vanderhorst was Taitron’s Controller since 1999.  Prior thereto, from 1991 to 1998, Mr. Vanderhorst served as Controller and Chief Financial Officer for various companies.  From 1987 to 1991, the national accounting firm of Kenneth Leventhal & Company, now a division of Ernst & Young, LLP, employed Mr. Vanderhorst.  Mr. Vanderhorst is a Certified Public Accountant, receiving his professional certification in 1991.

Election of Adrian Auman as Director

Effective October 17, 2011, the Board elected Arian Auman to serve as a director of the Company, filling a vacancy on the Board. The Company has determined that Mr. Auman is an “independent director” as defined by NASDAQ Rule 5605(a)(2).

The Board appointed Mr. Auman to serve on its (i) Audit Committee, and (ii) Nominating, Compensation and Corporate Governance Committee.

Mr. Auman will receive the Company’s standard independent director compensation arrangement, consisting of: (a) a quarterly retainer of restricted shares of SunSi common stock equivalent to $8,000 USD for each quarter of service completed calculated based upon the weighted average share price, calculated using the closing share of SunSi’s common shares for the last 10 trading days at of the end of each SunSi fiscal quarter; (b) a fee of $500 for each Board and Committee meeting in which Director participates, either in person or by teleconference, and $1,500 for an in-person board meeting requiring attendance for longer than four hours; and (c) reimburse Director for all documented, reasonable, out-of-pocket expenses incurred in connection with the performance of Director’s duties.  Mr. Auman has entered into our standard Independent Directors Agreement with the Company, a form of which is attached hereto as Exhibit 10.2.

Mr. Auman, age 56, is Corporate Vice President Investor Relations and Special Projects since September 2008 at Orbotech, Ltd., a NASDAQ listed company that manufactures yield-enhancing and production solutions for the supply chain of the electronics industry. Orbotech is a leader in its industry, generating more than $500 million annually in revenue, with offices in the U.S., Europe, the Middle East, and Asia, including multiple offices in China. Prior to this position he served at Orbotech as Vice President of Finance and Investor Relations from May 2006 to September 2008.  He is a certified public accountant in Israel and the US.

Appointment of Current Director Kebir Ratnani to Board Committees

Effective October 17, 2011, the Board appointed its current Director Kebir Ratnani to serve on its (i) Audit Committee, and (ii) Nominating, Compensation and Corporate Governance Committee. The Company has determined that Mr. Ratnani is an “independent director” as defined by NASDAQ Rule 5605(a)(2).

Mr. Ratnani will receive the Company’s standard independent director compensation arrangement, consisting of: (a) a quarterly retainer of restricted shares of SunSi common stock equivalent to $8,000 USD for each quarter of service completed calculated based upon the weighted average share price, calculated using the closing share of SunSi’s common shares for the last 10 trading days at of the end of each SunSi fiscal quarter; (b) a fee of $500 for each Board and Committee meeting in which Director participates, either in person or by teleconference, and $1,500 for an in-person board meeting requiring attendance for longer than four hours; and (c) reimburse Director for all documented, reasonable, out-of-pocket expenses incurred in connection with the performance of Director’s duties. Mr. Ratnani has entered into our standard Independent Directors Agreement with the Company, a form of which is attached hereto as Exhibit 10.2.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit Number	Description of Exhibit

10.1	Jason Williams Services Agreement
10.2	Form of SunSi Independent Director Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SunSi Energies Inc.

Dated: October 18, 2011	By:	/s/ Richard St Julien
Name: Richard St Julien
Title: Vice President and Secretary

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